Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Date of Report

May 22, 2017

BAB, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-31555 Commission file number	36-4389547 (I.R.S. Employer Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

| _ | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| _ | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| _ | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| _ | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Friday, May 19, 2017. The shareholders voted, either in person or by proxy on the following proposals, with the final result of the shareholder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2018.

	Votes For	Votes Withheld	Broker Non-Votes

01 Michael Evans	4,271,858	900,119	1,412,430
02 Steven Feldman	4,271,753	900,224	1,412,430
03 James Lentz	4,271,753	900,224	1,412,430
04 Michael Murtaugh	4,245,250	926,727	1,412,430

2.	To act upon a proposal to ratify the appointment of Sassetti LLC as independent auditors of the Company for the fiscal year ending November 30, 2017.

Votes For	Against	Abstain	Broker Non-Votes

6,217,995	279,056	87,356	-

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

3,940,025	1,093,070	138,882	1,412,430

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.

(Registrant)

By: /s/ Michael W. Evans

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Michael W. Evans, Chief Executive Officer

Date: May 22, 2017